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                                                                   Exhibit  23.1

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of UniverCell Holdings, Inc.

We consent to the use in this Registration Statement of UniverCell Holdings, Inc. on Form SB-2, by way of incorporation by reference to Registration Statement No. 333-89032, of our report dated April 6, 2002, appearing in the Prospectus which is a part of such Registration Statement, and to the use of our name as it appears under the caption "Experts".

                                   /s/  Marcum & Kliegman LLP

Marcum & Kliegman LLP
Woodbury, New York
November 25, 2002